PRESS RELEASE

HARRIS & HARRIS GROUP, INC.(R)	               JANUARY 23, 2006
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019	               CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 	               TEL. NO. (212) 582-0900


        HARRIS & HARRIS GROUP UPDATES DEEMED DIVIDEND ESTIMATE
          AND COMMONLY ASKED QUESTIONS ABOUT DEEMED DIVIDENDS


      Harris & Harris Group, Inc.,(R) announced today updated estimates for the designated undistributed capital gain dividend (also known as a deemed dividend) declared on December 20, 2005. As of January 20, 2006, the deemed dividend is estimated to be $23,206,763 or $1.11805631 per share. This estimate is subject to change as we finalize our tax return. It is payable to shareholders of record on December 31, 2005.

	We have received a number of questions regarding deemed dividends in general. Even though our 2004 Annual Report describes on page 13 how deemed dividends work, we had not declared one since 2001, and they are new to many of our shareholders.

Some Commonly Asked Questions
-----------------------------

WHAT IS THE PAYMENT DATE?

	There is no payment date, as no cash is paid out.


WHO WILL SEND ME THE TAX INFORMATION ON THE DEEMED DIVIDEND, AND WHEN WILL I GET THIS INFORMATION? ON WHAT IRS FORM DO I REPORT MY DEEMED DIVIDEND?

	If you own your shares in "street name" in electronic format, your brokerage firm or bank will send you the tax information.

      If you own your shares directly in your own name, The Bank of New York will send you the tax information.

      We expect to file our capital gains tax return for the year ended December 31, 2005, on or before January 30, 2006. We will be able to notify the brokerage firms, banks and The Bank of New York with the final information on the deemed dividend at that time.

      You will receive the deemed dividend information from your brokerage firm or bank, or The Bank of New York, as applicable, on IRS Form 2439. If you do not receive the information by March 1, 2006, you should contact your brokerage firm or bank for it. You report your deemed dividend on IRS Form 2439, along with your tax return.


WHAT ARE THE CONSEQUENCES TO ME AS A SHAREHOLDER OF THE DEEMED DIVIDEND?

	The deemed dividend is payable to shareholders of record as of December 31, 2005. Shareholders of record on the record date will be provided with the exact amount of the deemed dividend attributable to their shares by their brokerage firm or bank, if their shares are held in electronic format, or by The Bank of New York, if their shares are held directly. This information is to be reported by you on IRS Form 2439, along with your tax return.

	The following simplified example illustrates the tax treatment under Sub-Chapter M of the Internal Revenue Code for the Company and its shareholders with regard to the estimated $23,206,763 or $1.11805631 per share net long-term capital gain to be retained by the Company and designated as an undistributed capital gain or deemed dividend:


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	1.  The Company will pay a corporate-level federal income tax of
35% or approximately $8,122,367 on the undistributed capital gain, or approximately $0.39131971 per share, on behalf of shareholders.

	2. Shareholders will increase their cost basis in their stock by approximately $0.72673660 per share.

	3. Individual shareholders who are taxable at the highest marginal rate will pay a 15 percent federal capital gains tax on 100 percent of the undistributed capital gain of $1.11805631 per share (or approximately $0.16770845 per share in tax). Other taxable shareholders will pay tax on the undistributed capital gain at their applicable
Federal capital gains tax rates.

	4. All shareholders will receive a federal tax credit equal to the 35 percent tax paid by the Company on the undistributed capital gain, or approximately $0.39131971 per share. Taxable shareholders can use that credit to offset their federal tax liabilities for 2005 and can claim a refund to the extent of any unused credit. (After payment of the federal income tax on the deemed dividend, a shareholder taxable at a 15 percent federal capital gains tax rate will have a remaining tax credit of $0.22361125 per share.) Shareholders which hold their shares in tax-deferred accounts can receive a refund from the IRS of the taxes paid on their behalf by the Company on the deemed dividend by having their custodians file IRS Form 990T with the IRS. (It typically takes several months for custodians to receive the refund and deposit it in shareholders' accounts.) Other tax exempt shareholders can also receive refunds of the taxes paid on their behalf on the deemed dividend by filing IRS Form 990T.

	Shareholders requiring further information about the impact of the deemed dividend on their state and/or local taxes should consult their tax advisors.


WHAT EXACTLY IS A DEEMED DIVIDEND, ANYWAY?

	Harris & Harris Group is an internally managed venture capital company that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940. The Company has also elected to be a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code (the "Code"). Under Subchapter M of the Code, a RIC may deduct distributions paid out of its taxable income and accordingly may avoid Federal income tax if it distributes all of its taxable income. With respect to its net long-term capital gains, Subchapter M provides the Company with three choices: it can retain them and pay tax, it can declare a deemed dividend (or designated undistributed capital gain dividend) or it can pay out the gains as a distribution.

	When the Company declares a deemed dividend instead of a cash distribution, the Company is taxable on the retained capital gains, the shareholders are deemed to have received the deemed dividend as a capital gain dividend and the shareholders are deemed to have paid the tax actually paid by the Company. Thus, they receive a tax credit that they can use to offset their tax on the deemed dividend or for other purposes. The shareholders also increase their cost basis in their shares in the Company by the amount of the deemed distribution, net of taxes paid by the Company and deemed paid by the shareholders.


WHY DID THE COMPANY CHOOSE TO DECLARE A DEEMED DIVIDEND RATHER THAN A CASH DIVIDEND AT THIS TIME?

	The Company has grown rapidly since 2001, when it began to invest exclusively in tiny technology. The Company has increased its net assets from $24,334,770 at December 31, 2001, to $123,376,692 at
September 30, 2005. In the same period, net asset value per share has increased from $2.75 to $5.94. The Company has increased its number of employees from four at year end 2001 to ten and a half at year end 2005, including three Ph.D.'s, one additional CPA and one attorney. Since 2001, to help finance the Company's continued growth, in years in which the Company realizes net long-term capital gains, the Company's Board of Directors has primarily declared deemed dividends rather than cash dividends. In financing the Company's growth, the Board believes that deemed dividends are more beneficial to the Company's shareholders than secondary offerings of additional shares. From a bookkeeping point of view, shareholders wind up in the same position whether the Company pays deemed dividends or cash dividends, as Figures 1 and 2 below illustrate.


                                  2


              Figure 1 -- Analysis of Dividend Policy
               with Respect to Taxable Shareholders

Assumption: Regulated Investment Company XYZ Generates a Net Realized Long-Term Capital Gain for the Year of $23,220,067 or approximately $1.12 per Share with 20,756,345 Shares Outstanding.

					Cash Dividends	Deemed Dividends
	         			   Per Share        Per Share

Taxable Shareholders
  Cash distributed to shareholders	    $ 1.12	       --
  Maximum Federal capital gains tax	     (0.17)	    $(0.17)
  Tax credit to shareholders	               --	      0.39
  Increase in investment in Company	       --    	      0.73
					    ------ 	    ------
  After-tax increase in shareholder
    assets per share		            $ 0.95	    $ 0.95
                                            ======          ======


             Figure 2 -- Analysis of Dividend Policy
             with Respect to Non-Taxable Shareholders

Assumption: Regulated Investment Company XYZ Generates a Net Realized Long-Term Capital Gain for the Year of $23,220,067 or approximately $1.12 per Share with 20,756,345 Shares Outstanding.

					Cash Dividends	Deemed Dividends
	         			   Per Share        Per Share


Non-Taxable Shareholders
  Cash distributed to shareholders	      $1.12	      --
  Maximum Federal capital gains tax	       --	      --
  Tax refund to shareholders	               --	    $0.39
  Increase in investment in Company	       --  	     0.73
					      ----	    -----
  After-tax increase in shareholder
    assets per share			      $1.12	    $1.12
					      =====         =====


IF I HAVE QUESTIONS ABOUT MY INDIVIDUAL TAX SITUATION, WHERE CAN I GET THEM ANSWERED?

	Harris & Harris Group is not equipped or qualified to give tax advice. You should consult your tax advisor.

      -------------------------------------------------------------


      Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 26 initial private equity investments have been in tiny technology-enabled companies. The Company has 20,756,345 common shares outstanding.

      Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.


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